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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-64320 and 33-80408) of AptarGroup, Inc. of our report dated February 18, 1999 appearing on page 39 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 17 of this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
March 26, 1999